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                           WARRANT PURCHASE AGREEMENT


     WARRANT PURCHASE AGREEMENT ("Agreement") by and between FIDELITY NATIONAL FINANCIAL, INC. ("Purchaser"), MCGRATH, NORTH, MULLIN & KRATZ, P.C. ("Seller"), and GB FOODS CORPORATION, a Delaware corporation (the "Company") dated this _____ day of July, 1997.

RECITALS:

     This Agreement is made with reference to the following facts and circumstances:

     (a) Purchaser desires to purchase warrants exercisable for the purchase of common stock, par value $.08 ("Common Stock") of the Company; and

     (b)  Seller desires to sell such warrants to the Purchaser.

AGREEMENT:

     In consideration of the foregoing Recitals which are incorporated with and are made a part of this Agreement, and in further consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

     1. SALE AND PURCHASE. Subject to the terms and conditions contained herein, at the Closing (as hereinafter defined), Purchaser shall sell, transfer, assign, convey and deliver to Purchaser and Purchaser shall purchase free and clear of all liens, claims and encumbrances a warrant or warrants to purchase 1,000,000 shares of Common Stock with an exercise price of $7.50 per share evidenced by that certain warrant certificate dated May 1, 1995, and all rights in, to and under that certain Warrant Agreement dated May 1, 1995 (the "Securities"). Seller warrants to Purchaser that Seller has good, complete and marketable title to the Securities, subject to the Company's Board of Directors consent to transfer contained in Section 7.

     2. CONSIDERATION. The Purchaser shall pay to Seller, as consideration for the Securities, a cash amount of $100,000 (the "Purchase Price") in immediately available funds at the Closing.

     3.   CERTAIN MATTERS WITH RESPECT TO SELLER'S SECURITIES.

     3.1 UNDERTAKING OF PURCHASER AND CERTIFICATE LEGENDS. The Purchaser represents and undertakes that:

          (i) The Securities that are being acquired by the Purchaser are not for other persons and are not being and will not be acquired with a view to the distribution thereof, except to the extent permitted by the Securities Act of 1933, as amended, (the "1933 Act") and the rules and regulations thereunder.

          (ii) None of the Securities will be transferred by or through the Purchaser in violation of the 1933 Act, any state securities laws, the securities laws of any other country or province or the terms of this Agreement.

          (iii) The Purchaser understands that the Securities have not been registered under the 1933 Act and, therefore, cannot be resold or otherwise transferred in the United



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                    States unless such shares are registered under the 1933 Act, or unless an exemption from registration is available.

          (iv) The certificates representing the Common Stock issuable upon exercise of the Securities will bear a restrictive legend in substantially the following form and an appropriate stop transfer order may, and will, be placed against the transfer of the share certificates and no transfer of the shares will be valid unless made in accordance with this Agreement:

                    "The securities represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which the exemption provided by
                    Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act") applied. The securities represented by this certificate have not been registered under the 1933 Act and may not be sold, transferred or assigned, and the issuer is not required to give effect to any attempted sale, transfer or assignment, except (i) pursuant to a current registration statement under the 1933 Act; (ii) in a transaction permitted by Rule 144 under the 1933 Act and as to which the issuer has received reasonably satisfactory evidence of compliance with the provisions of Rule 144; or (iii) upon receipt of a legal opinion acceptable to the issuer to the effect that the transaction does not require registration under the 1933 Act."

     3.2 REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants that:

          (i) It is familiar with Section 4(2) of the 1933 Act and with Regulation D issued by the Securities and Exchange Commission ("SEC") pursuant to the 1933 Act.

          (ii) It has been furnished before the execution of this Agreement by the Company with (i) the Company's annual report to stockholders for fiscal year ended December 31, 1996; (ii) the definitive proxy statement filed in connection with the Company's annual stockholders' meeting held on May 5, 1997; (iii) Form 10-K for fiscal year ended December 30, 1996; and (iv) the Company's Form 10-Q for the quarter ended March 31, 1997. The Purchaser has made such further investigation of the Company as was deemed appropriate and has been given the opportunity to ask questions of and receive answers from the Company or any person acting on its behalf concerning the terms and condition of the transactions contemplated herein and has obtained such additional information deemed necessary to verify the accuracy of the information that was obtained by the Purchaser.

          (iii) The Purchaser has access to, and has reviewed and understood, all material information, including financial statements, concerning the Company which it deems necessary or advisable in order to evaluate the risks and merits of entering into this transaction and acquiring the Securities.

          (iv) The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Securities.


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          (v)       The Purchaser is an "accredited investor" as that term is
                    defined in SEC Rule 501(a)(5) because it is a corporation with total assets in excess of $5,000,000.

          (vi) The Purchaser acknowledges that the Securities are being acquired without any representations and warranties by Seller, except as provided in Section 1, above.

     4. CLOSING. Subject to the terms and conditions contained herein, and subject to consummation of the transactions called for under the Stock and Warrant Purchase Agreement among Company, Purchaser and William M. Theisen of even date herewith, the transfer of the Securities by Seller to the Purchaser ("Closing") will take place on the date hereof at the offices of Seller, or such other date and place as the parties may mutually agree ("Closing Date").

     4.1  SELLER'S OBLIGATION.  At Closing, Seller shall deliver the
Securities.

     4.2 PURCHASER'S OBLIGATION. At Closing, Purchaser shall deliver the Purchase Price to Seller in immediately available funds.

     4.3 COMPANY'S OBLIGATION. At Closing, Company shall issue a replacement Warrant Agreement and Warrant Certificate to Purchaser for the $7.50 Warrants transferred to Purchaser by Seller pursuant to this Agreement, such replacement Warrant Agreement and Warrant Certificate to preserve for Purchaser all rights to, and under the Warrant Certificate dated May 1, 1995 and the Warrant Agreement dated May 1, 1995.

     5. TERMINATION OF SELLER'S SERVICES. Although Seller is not the Company's general counsel, Seller has been retained by the Company from time to time to represent it in various legal matters including, but not limited to, certain franchisee and litigation matters and for which the Company currently owes Seller outstanding legal fees and reimbursable expenses in the amount of $28,869.43, a portion of which are estimated. Seller's legal representation of the Company on any pending matters is hereby terminated effective immediately, and Company shall remit to Seller as soon as practicable on Monday, July 21, 1997, the outstanding balance of said legal fees and reimbursable expenses in immediately available funds as payment in full for all legal services rendered by Seller to the Company up to and including this date.

     6. MUTUAL RELEASES. Except for claims or obligations under this Agreement, Purchaser, the Company and their respective affiliates, jointly and severally, forever discharge and release Seller, its current and former employees, officers, directors and attorneys from any and all rights, claims, demands, damages, debts, liabilities, accounts, reckonings, liens, attorneys fees, costs, expenses, actions and causes of every kind and nature whatsoever, whether in contract, tort, at law or in equity, or otherwise, suspected or unsuspected, whether currently existing or which may hereafter arise which Purchaser, the Company or their respective affiliates owns or holds or at anytime heretofore has ever had, owned or held, or may hold in the future, related to or arising out of or in any way connected to the Company or the Securities.

          Except for claims or obligations under this Agreement, Seller forever discharges and releases Purchaser and the Company, and their respective affiliates, and attorneys, from any and all rights, claims, demands, damages, debts, liabilities, accounts, reckonings, liens, attorneys fees, costs, expenses, actions and causes of action of every kind and nature whatsoever, whether in contract, tort, at law or in equity, or otherwise, suspected or unsuspected, whether currently existing or which may hereafter arise which Seller owns or holds, or at any time heretofore has ever had, owned or held, or may hold in the


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future, related to or arising out of or in any way connected to the Company or the Securities, including, without limitation, for any services for which the Securities were initially issued.

          It is the intention of the parties hereto that the foregoing release shall be effective as a bar to all demands, liens, assignments, contracts, covenants, actions, suits, causes of action, obligations, costs, expenses, attorneys fees, damages, losses, claims, controversies, judgments, orders and liabilities of whatsoever character, nature and kind, known or unknown, suspected or unsuspected and whether or not concealed or hidden, here and above specified to be so barred; in furtherance of this intention, the parties hereto expressly, knowingly, and voluntarily waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code, which are as follows:

     "A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."

          The parties hereto expressly consent that this release shall be given full force and effect in accordance with each and all of its express terms and provisions, relating to unknown and unsuspected claims, demands, causes of actions, if any, to the same effect as those terms and provisions relating to any other claims, demands, and causes of action here and above specified.

     7. RIGHTS REDEMPTION AND APPROVAL. The Company represents and warrants that its board of directors has redeemed certain share purchase rights issued pursuant to the Company's Stockholder Rights Agreement dated as of July 9, 1996 between the Company and the American Securities Transfer Incorporated, as Rights Agent and has approved of and consented to the transfer of the Securities to the Purchaser by the Seller.

     8. MISCELLANEOUS. The following miscellaneous provisions shall apply to this Agreement:

     8.1 NOTICES. All notices or other communications required or permitted to be given, pursuant to this Agreement, shall be in writing and shall be deemed duly given when received if delivered in person or by facsimile transmission, telex, telegram or cable and confirmed by mail, or mailed by registered or certified mail (return receipt requested) or express mail, postage prepaid, as follows:

              If to Purchaser:          Fidelity National Financial, Inc.
                                        17911 Von Karman Avenue
                                        Suite 300
                                        Irvine, CA  92714
                                        Facsimile No. (714) 622-4116
                                        Attention:  Andrew F. Puzder

              with a copy to:      Stradling, Yocca, Carlson & Rauth
                                        660 Newport Center Drive
                                        Suite 1600
                                        Newport Beach, CA  92660
                                        Facsimile No. (714) 725-4100
                                        Attention:  C. Craig Carlson


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              If to Seller:             Lee Hamann
                                        McGrath, North, Mullin & Kratz, P.C.
                                        Suite 1400 One Central Park Plaza
                                        222 South Fifteenth Street
                                        Omaha, NE  68102
                                        Facsimile No. (402) 341-0216

              If to Company:            GB Foods Corporation
                                        1100 Newport Center Drive
                                        Newport Beach, California  92660
                                        Facsimile No. (714) 640-5903
                                        Attention:
                                                   -------------------------

              with a copy to:           Bruce Haglund
                                        Gibson, Haglund & Johnson
                                        2010 Main Street, Suite 400
                                        Irvine, CA  92714
                                        Facsimile No. (714) 752-1144

              or at such other address as the party to whom notice is to be given furnishes in writing to the other party in a manner set forth above.

     8.2 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended, except by instruments or instruments in writing, signed by the party against whom enforcement of such modification or amendment is sought. A party by an instrument in writing, may waive compliance by the other party with any terms or provision of this Agreement on the part of such other party to be performed or complied with. No action taken, pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     8.3 EXPENSES. Whether or not this Agreement shall be consummated, each party shall pay their own expenses incident to the preparation, execution and consummation of this Agreement. Purchaser and Seller acknowledge that, other than Robert Martin of Pauli & Company, Incorporated ("Pauli"), no broker or finder is entitled to any brokerage or finders fees or other commission in connection with the proposed purchase and sale of the Securities. In the event the purchase and sale of the Securities is consummated as contemplated herein, Purchaser and the Company agree that the Company will pay $30,000 to Pauli at the Closing and the balance of any fee owed to Pauli in connection with this transaction will be paid by Purchaser.

     8.4 ENTIRE AGREEMENT. Except for the letter agreement between Seller and the Company dated July 16, 1997, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

     8.5 APPLICABLE LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Nebraska applicable to contracts made and performed in Nebraska.


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     8.6  BINDING EFFECT, BENEFITS.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liability under or by reason of this Agreement.

     8.7 ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

     8.8  EFFECT OF HEADINGS.   The headings of the various sections and
subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting or describing the scope or intent to particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

     8.9 SEVERABILITY. Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or other provisions of this Agreement in any other jurisdiction.

     8.10 CONSTRUCTION. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself drafted same. It is hereby agreed that the representatives of both parties have participated in the preparation hereof.

     8.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by facsimile transmitted signatures, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

     8.12 TIME OF THE ESSENCE. Time is of the essence of this Agreement. To the extent the actions called for under this Agreement have not occurred as of Closing, the parties shall cause them to occur as soon as practicable on July 21, 1997.

     8.13 FURTHER ASSURANCES. At any time and from time to time after Closing, at any party's request and without further consideration, the other parties hereto shall execute and deliver such other instruments of sale, transfer, assignment or confirmation, and take such other actions as the requesting party may reasonably deem necessary or desirable, in order to more effectively carry out and implement the provisions and purposes of this Agreement.


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     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date first above written.


MCGRATH, NORTH, MULLIN &                FIDELITY NATIONAL FINANCIAL, INC.
  KRATZ, P.C.


By:                                     By:
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Its:                                    Its:
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GB FOODS CORPORATION



By:
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Its:
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